UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2012, the Board of Directors of Sagent Pharmaceuticals, Inc. (“Sagent” or the “Company”) appointed its Vice President, Controller, Jeffrey W. Greve, as its principal accounting officer, replacing Dave Hebeda, effective immediately. Mr. Hebeda will remain the Company’s Vice President, Finance.

Mr. Greve, 37, has served as Vice President, Controller, of Sagent since October 2011. He joined the Company in February 2011 as its Director, External and Technical Reporting. Prior to joining Sagent, Mr. Greve was a Senior Manager in the Assurance practice of PricewaterhouseCoopers LLP, which he initially joined as a Staff Accountant in 1996. Mr. Greve holds a bachelor’s degree in business administration with a concentration in accountancy from the University of Notre Dame and is a certified public accountant.

Mr. Greve was not selected as an officer pursuant to any arrangement or understanding between him and any other person. Mr. Greve has no family relationships with any of the Company’s directors or executive officers. There are no related person transactions between Sagent and Mr. Greve required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: March 12, 2012		/s/ MICHAEL LOGERFO
	Name:	Michael Logerfo
	Title:	Executive Vice President, Chief Legal Officer and Secretary